Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : : :	Chapter 11 Case No. 09-50026 (MG) (Jointly Administered)
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ORDER (A) AUTHORIZING THE GUC TRUST ADMINISTRATOR

TO REALLOCATE AND USE DISTRIBUTABLE CASH

FOR THE PURPOSES OF FUNDING ADMINISTRATIVE

AND REPORTING FEES, COSTS AND EXPENSES OF THE GUC

TRUST AND (B) EXTENDING THE DURATION OF THE GUC TRUST

Upon the motion, dated January 20, 2017 (the “Motion”)1 of Wilmington Trust Company in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”) seeking entry of an Order pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 9006(b) of the Federal Rules of Bankruptcy Procedure, and sections 4.1 and 6.1 the GUC Trust Agreement, (A) authorizing the GUC Trust’s reallocation and use of Distributable Cash to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2018, all as more fully described in the Motion; and any objections to the Motion having been settled, resolved, withdrawn or overruled; and this Court having determined that the relief requested in the Motion is in the best interests of the Debtors’ creditors and estates; and

[1]	Capitalized terms not defined herein shall have the meanings ascribed to them in the Motion.

it further appearing that proper and adequate notice of the Motion has been given and that no other or further notice is necessary; and after due deliberation thereon, and good and sufficient cause appearing therefor:

IT IS HEREBY:

ORDERED, that the relief requested in the Motion is granted to the extent provided herein; and it is further

ORDERED, that, pursuant to Section 6.1(b) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to reallocate and use $4,970,600 of Distributable Cash to satisfy Administrative Costs estimated for the calendar year 2017, all as set forth in the 2017 Administrative Costs Budget; and it is further

ORDERED, that, pursuant to Section 6.1(c) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to reallocate and use $4,961,400 of Distributable Cash to satisfy the Reporting Costs estimated for the calendar year 2017, all as set forth in the 2017 Reporting Costs Budget; and it is further

ORDERED, that nothing herein shall be deemed to prohibit the GUC Trust Administrator from seeking additional Court authority to reallocate and use Distributable Cash to fund fees, costs or expenses of the GUC Trust incurred or anticipated for the calendar year 2017 or any future year; and it is further

ORDERED, that the duration of the GUC Trust, as described in section 4.1 of the GUC Trust Agreement, is extended an additional 12 months and the GUC Trust shall remain in full force and effect through and including March 31, 2018; and it is further

ORDERED, that this Order is without prejudice to the right of the GUC Trust Administrator to seek authority to further extend or shorten the duration of the GUC Trust upon application of the GUC Trust Administrator to this Court in accordance with the GUC Trust Agreement; and it is further

ORDERED, that this Court shall retain jurisdiction of all matters and disputes arising in connection with or related to the interpretation or implementation of this Order, any reallocation or use of Distributable Cash in connection herewith, or the GUC Trust Agreement.

IT IS SO ORDERED

Dated:	February 21, 2017
New York, New York

/s/ Martin Glenn
MARTIN GLENN
United States Bankruptcy Judge